   Delaware    PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LLC", CHANGING ITS NAME FROM "WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LLC" TO "ASGI MESIROW INSIGHT TEI FUND A, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2011, AT 10:10 O'CLOCK A.M.

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of' Limited Liability Company:
Wells Fargo Multi-Strategy 100 TEI Fund A, LLC

2.	The Certificate or Formation of the limited liability company is hereby amended as follows:
The name shall be: ASGI Mesirow Insight TEI Fund A, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December , A.D. 2011 .

By:	/s/ Yukari Nakano
Authorized Person(s)

Name:	Yukari Nakano
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:34 AM 12/01/2011 FILED 10:10 AM 12/01/2011 SRV 111243900 - 4823616 FILE